iBSTOCK
TRANSFER
18 LAFAYETTE PLACE
WOODMERE, NY 11598

SUNBEAM MANAGEMENT LLC
8402 TOPPING ROAD
PIKESVILLE MD 21208

owe PHARMACEUTICAL RESEARCH *SERIES B  PF
STATEMENT OF ACCOUNT
ACCOUNT NUMBER 2

TICKER SYMBOL: CUSIP:

P-OWCPB

Summary of Account Holdings as of  03/24/2020

CERTIFICATED BALANCE
0

RESTRICTED BOOK BALANCE
43,675

DRS BALANCE 0

FREE TRADING BOOK BALANCE
0

TOTAL SHARES IN ACCOUNT
43,675

Transaction  Activity for the Period - 03/24/2020

03/23/20

CERTIFICATE NUMBER/ TRANSACTION DESCRIPTION
TRANSFER SECURITIES

SHARES IN/ SHARES OUT
43,675

SHARE BALANCE
43,675

* Certificate Balanced - Reflects the aggregate number of shares issued with physical  certificate(s).
* Restricted Book Balance - Reflects the aggregate number of restricted shares that VStock Transfer maintains for you in an electronic account and a physical certificate was not  issued.
* Free-Trading Book Balance - Reflects the aggregate number of free-trading shares that VStock Transfer maintains for you in an electronic account and a physical certificate was not  issued.
* Total Shares - The sum of all certificated and all book shares.

If you have any questions or concerns, please do not hesitate to contact us at (212) 828-8436 or via email at info@vstocktransfer.com.